QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-82422, 333-88613 and 333-36440) of Viacom Inc. of our report dated June 23, 2003, related to the financial statements of the Westinghouse Savings Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 26, 2003

E-1

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS